                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 25, 2004


                                 AMERALIA, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-15474


            Utah                                             84-0631765
------------------------------                      ----------------------------
(State or other jurisdiction                        (IRS Employer Identification
incorporation or organization)                                Number)


                  20971 E. Smoky Hill Rd, Centennial, CO 80015
                  --------------------------------------------
                    (Address of Principal Executive Offices)


                                 (720) 876-2373
               ---------------------------------------------------
               Registrant's telephone number, including area code:


                                 Not applicable
                 -----------------------------------------------
                 (Former Address of Principal Executive Offices)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        The Company held its annual general meeting of shareholders on Friday June 25, 2004 at 10 a.m. in Skokie, Chicago. A total of 15,485,631 shares of the common stock representing 93% of the issued and outstanding common stock able to vote were present and constituted a quorum for the meeting. There were three proposals before the meeting:

        1.  Election of directors

        2. Ratification of financing arrangements and purchase of assets of White River Nahcolite Minerals, LLC; and

        3. Confirmation of the appointment of HJ & Associates as Independent Auditors.

        As previously reported in our filings, there is a shareholder voting agreement with our major shareholder, Ms. Jacqueline Badger Mars in her capacity as trustee. This agreement provides that the directors of AmerAlia can require the Trust to be present by proxy at any meeting requiring a vote of the common stockholders to ensure a quorum is present. This agreement further provides that, except as noted below, the Trust will abstain from voting any of its shares of common stock provided that, if the Sentient Entities request that the Trust vote its shares of common stock, then the Trust will vote its shares in the same proportion as the other shareholders vote their shares. This restriction on the right of the Trust to vote its stock expires March 19, 2006.

        The Board requested the Trust be present to establish a quorum but the Sentient Entities did not ask the Trust to vote its shares for Proposals 1 and 3, consequently, the Trust's 7,929,820 shares were Withheld on Proposal 1 and Abstained on Proposal 3.

        Shareholder and voting agreements between the directors of AmerAlia
(but not including Mr. Woolard) and the Mars Trust required the Mars Trust to vote on the second proposal in the same way and in proportion to how each individual director voted his own shares. As each of the directors voted his own shares in favor of the second proposal, the Mars Trust was obliged to vote all its shares in favor of the second proposal.

        The outcomes of the voting were as follows:

Proposal 1: Election of Directors.

              NAME                         FOR            WITHHELD
    -----------------------------      -----------      ------------
    Bill H. Gunn                         7,517,173         7,968,458
    Neil E. Summerson                    7,517,398         7,968,233
    Robert C. J. van Mourik              7,517,148         7,968,483
    James V. Riley                       7,528,898         7,956,733
    Robert C. Woolard                    7,517,398         7,968,233
    Geoffrey C. Murphy                   7,517,398         7,968,233
    J. Jeffrey Geldermann                7,517,398         7,968,233

    The election of all nominees for directors was thereby confirmed.

Proposal 2: To ratify the financing arrangements and purchase of assets of White
            River Nahcolite Minerals, LLC.

               FOR                   AGAINST               ABSTAINED
            ----------              ---------              ---------
            15,446,123                 37,263                  2,245

            The proposal was thereby approved.

Proposal 3: To confirm the appointment of HJ & Associates as Independent
            Auditors.


               FOR                   AGAINST               ABSTAINED
            ----------              ---------              ---------
             7,484,303                 67,263              7,934,065

            The proposal was thereby approved.



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AMERALIA, INC.


June 28, 2004                              By: /s/ Robert van Mourik
                                               ---------------------------------
                                               Robert C.J. van Mourik,
                                               Executive Vice President




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